As filed with the Securities and Exchange Commission on October 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Ha’Ta’asiya Street

Ra’anana 4365007, Israel

Tel: +972 (9) 770-7601

(Address and telephone number, including area code of registrant’s principal executive offices)

Urogen Pharma, Inc.

499 Park Avenue

New York, NY 10014

(646) 768-9780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair Daniel I. Goldberg Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000	Yaron Sobol Hamburger Evron & Co. The Museum Tower 4 Berkowitz Street Tel Aviv 6423806, Israel +972 (3) 607-4040

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The term “new or revised financial accounting standard” refers to any updates issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Primary Offering:
Ordinary Shares, par value NIS0.01 per share	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Units	—	—	—	—
Total	$250,000,000		$250,000,000	$30,300

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $250,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)

The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $250,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus that covers the offering, issuance and sale by us of up to $250.0 million in the aggregate of the securities identified above from time to time using the shelf registration process, or the Base Prospectus; and

•

a sales agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $100.0 million of our ordinary shares that may be issued and sold under an Open Market Sales AgreementSM with Jefferies LLC, or the Sales Agreement Prospectus.

The Base Prospectus immediately follows this Explanatory Note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in a prospectus supplement to the Base Prospectus. The Sales Agreement Prospectus immediately follows the Base Prospectus. The $100.0 million of our ordinary shares that may be offered, issued and sold under the Sales Agreement Prospectus are included in the $250.0 million of securities that may be offered, issued and sold by us under the Base Prospectus. Upon termination of the sales agreement with Jefferies LLC, any portion of the $100.0 million of ordinary shares included in the Sales Agreement Prospectus that is not sold pursuant to the sales agreement with Jefferies LLC will be available for sale in other offerings pursuant to the Base Prospectus, and if no shares are sold under the Sales Agreement Prospectus, the full $250.0 million of securities may be sold in other offerings pursuant to the Base Prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 12, 2018

PROSPECTUS

$250,000,000

Ordinary Shares, Warrants, Rights

and Units offered by the Company

UroGen Pharma Ltd.

We may offer, issue and sell from time to time, in one or more offerings, ordinary shares, warrants, rights or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $250,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution ” beginning on page 16.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “URGN.” On October 10, 2018, the closing price of our ordinary shares as reported by the Nasdaq Global Market was $43.06 per ordinary share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 1 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as part of a “shelf” registration process.

Under this shelf registration, we may offer any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated, “UroGen Pharma,” “the Company,” “our company,” “we,” “us” and “our” refer to UroGen Pharma Ltd. and its wholly owned subsidiary, Urogen Pharma, Inc.

Vesimune, UroGen and RTGel are trademarks of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “shares” in this prospectus refer to ordinary shares of UroGen Pharma Ltd., par value NIS 0.01 per share.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

the timing and conduct of our clinical trials of UGN-101, UGN-102 and our other product candidates, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of UGN-101, UGN-102 and our other product candidates;

•	our plans regarding utilization of regulatory pathways that would allow for accelerated marketing approval in the United States;

•	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;

•	our ongoing and planned discovery and development of product candidates;

•	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;

•	our ability to obtain and maintain adequate intellectual property rights and adequately protect and enforce such rights;

•

our ability to maintain our collaboration with Allergan Pharmaceuticals International Limited, or Allergan, a wholly owned subsidiary of Allergan plc, enter into and successfully complete other collaborations, licensing arrangements or in-license or acquire rights to other products, product candidates or technologies;

•	our plans to develop and commercialize our product candidates;

•	our estimates regarding the market opportunity for our product candidates;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

•

our planned level of capital expenditures and our belief that our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements for at least the next 12 months;

•	the impact of our research and development expenses as we continue developing product candidates;

•	our expectations regarding the maintenance of our foreign private issuer status; and

•	the impact of government laws and regulations.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

ABOUT UROGEN PHARMA LTD.

Overview

We are a clinical stage biopharmaceutical company focused on developing novel therapies designed to change the standard of care for urological pathologies. We have an innovative and broad pipeline of product candidates that we believe can overcome the deficiencies of current treatment options for a variety of urological conditions with a focus on uro-oncology. Our lead product candidates, UGN-101 and UGN-102, are proprietary formulations of the chemotherapy drug Mitomycin C, or MMC, a generic drug, which is currently used off-label for urothelial cancer treatment only in a water-based formulation as an adjuvant, or supplemental post-surgery, therapy. We are developing our product candidates as chemoablation agents, which means they are designed to remove tumors by non-surgical means, to treat several forms of non-muscle invasive urothelial cancer, including low-grade upper tract urothelial carcinoma, or UTUC, and low-grade bladder cancer. We believe that UGN-101 and UGN-102, which are both local drug therapies, have the potential to significantly improve patients’ quality of life by replacing costly, sub-optimal and burdensome tumor resection and kidney removal surgeries as the first-line standard of care. UGN-101 and UGN-102 may also reduce the need for bladder and upper urinary tract surgeries, including removal of the upper urinary tract, which are major surgical procedures typically performed when local endoscopic tumor resection fails to control the disease progression. Additionally, we believe that our product candidates, which are based on novel formulations of previously approved drugs, may qualify for streamlined regulatory pathways to market approval.

Corporate Information

We were incorporated under the laws of the State of Israel in April 2004 under the name TheraCoat Ltd. In September 2015, we changed our name to UroGen Pharma Ltd. Our principal executive offices are located at 9 Ha’Ta’asiya Street, Ra’anana 4365007, Israel, and our telephone number is +972 (9) 770-7601. Our website address is http://www.urogen.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Urogen Pharma, Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2015 and is qualified to do business in New York and California.

Our ordinary shares have been listed on the Nasdaq Global Market under the symbol “URGN” since May 4, 2017.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 3.D. of our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been listed on the Nasdaq Global Market under the symbol “URGN” since May 4, 2017. Prior to that date, there was no public trading market for our ordinary shares. The following table sets forth for the periods indicated the high and low intraday sales prices per ordinary share, as reported on the Nasdaq Global Market:

	HIGH	LOW
Annual:
2017	$44.63	$13.01
2018 (through October 10, 2018)	69.57	37.53

Quarterly:
Third quarter 2017	33.77	17.07
Fourth quarter 2017	44.63	25.56
First quarter 2018	58.66	37.53
Second quarter 2018	69.57	47.38
Third quarter 2018	52.20	40.58
Fourth quarter 2018 (through October 10, 2018)	49.50	42.32

Most Recent Six Months:
April 2018	66.38	47.38
May 2018	69.57	56.02
June 2018	61.82	48.62
July 2018	52.20	43.13
August 2018	49.34	40.58
September 2018	50.00	42.14
October 2018 (through October 10, 2018)	49.50	42.32

On October 10, 2018, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $43.06 per share. As of October 10, 2018, we had 32 holders of record of our ordinary shares. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose ordinary shares may be held in trust or by other entities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, warrants to purchase ordinary shares, rights and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, warrants to purchase ordinary shares, rights and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $250,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete. Our amended and restated articles of incorporation are filed with the SEC as an exhibit to our registration statement, of which this prospectus forms a part.

General

Our authorized share capital consists of 100,000,000 ordinary shares, par value NIS 0.01 per share, of which 15,853,286 shares are issued and outstanding as of June 30, 2018.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

All ordinary shares have identical voting and other rights in all respects.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies is 513537621. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a meeting of shareholders have the power to elect all of our directors.

Under our amended and restated articles of association, our board of directors must consist of at least five and not more than nine directors. Our board of directors consists of eight directors.

Pursuant to our amended and restated articles of association, each of our directors is appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders. Each director serves until the next annual general meeting following his or her election and his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority of the aggregate voting power of our company at a general meeting of our shareholders or until his or her office expires by operation of law. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors, including filling empty board seats up to the maximum number of directors permitted under our articles of association, to serve until the next annual general meeting of shareholders. Our amended and restated articles of association do not have a retirement age requirement for our directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as extraordinary meetings. Our board of directors may call extraordinary meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors, or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power, or (b) 5% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our articles of association;

•	appointment or termination of our auditors;

•	appointment of external directors (if applicable);

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	a merger; and

•

the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual general meeting or extraordinary meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, shareholders of a public company are not permitted to take action by way of written consent in lieu of a meeting.

Under Israeli Companies Law, whenever we cannot convene or conduct a general meeting in the manner prescribed under the law or our articles of association, the court may, upon our, shareholders’ or directors’ request, order that we convene and conduct a general meeting in the manner the court deems appropriate.

Voting Rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. As a foreign private issuer, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or by other voting instrument in accordance with the Israeli Companies Law who hold or represent between them at least 33 1/3% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) requires the approval described in our Annual Report on Form 20-F for the year ended December 31, 2017 under the caption “Item 6. Directors, Senior Management and Employees—C. Board Practices—Approval of Related Party Transactions under Israeli Law—Fiduciary Duties of Directors and Executive Officers—Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions.” Additionally, (i) the approval and extension of a compensation policy and certain deviations therefrom require the approvals described in our Annual Report on Form 20-F for the year ended December 31, 2017 under the caption “Item 6. Directors, Senior Management and Employees—C. Board Practices—Compensation, Nominating and Corporate Governance Committee and Compensation Policy—Israeli Companies Law Requirements,” and (ii) the terms of employment or other engagement of the chief executive officer of the company require the approvals described in our Annual Report on Form 20-F for the year ended December 31, 2017 under the caption “Item 6. Directors, Senior Management and Employees—C. Board Practices— Approval of Related Party Transactions under Israeli Law—Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions.” Under our amended and restated articles of association, (i) the removal of a director from office requires the adoption of a resolution at a general meeting of shareholders by a majority of the aggregate voting rights of our company, and (ii) the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, that governs the settlement of debts and reorganization of a company, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended and restated articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

Registration Rights

We have entered into the Registration Rights Agreement with certain of our shareholders as part of the 2014 Share Purchase Agreement. As of the date of this prospectus, holders of a total of 4,515,674 of our ordinary shares have the right to require us to register these shares under the Securities Act under specified circumstances and have incidental registration rights as described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

If at any time after 180 days after the effective date of our initial public offering registration statement, we receive a request from holders of at least 30% of the registrable securities then outstanding that we file a Form F-1 registration statement with respect to registrable securities then outstanding having an anticipated aggregate offering price of at least $5.0 million, then we shall (a) within 10 days after the date such request is given, give demand notice to all holders other than the initiating holders; and (b) as soon as practicable, and in any event within 60 days after the date such request is given by the initiating holders, file a Form F-1 registration statement under the Securities Act covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders, as specified by notice given by each such holder to us within 20 days of the date the demand notice is given.

We will not be obligated to file a registration statement at such time if in the good faith judgment of our board of directors, such registration would be materially detrimental to us and our shareholders, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving us; (b) require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential; or (c) render us unable to comply with requirements under the Securities Act or Exchange Act. In such event we may defer the requested filing for a period of not more than 60 days. We may not invoke this right more than once in any 12-month period and, during such 60 day period, we shall not register any securities for our own account or that of any other shareholder other than in an “Excluded Registration”: (i) a registration relating to the sale of securities to our or a subsidiary’s employees pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the registrable securities; or (iv) a registration in which the only ordinary shares being registered are ordinary shares issuable upon conversion of debt securities that are also being registered.

In addition we shall not be obligated to effect, or to take any action to effect, any demand registration (a) during the period that is 60 days before our good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, our initiated registration, provided that we are actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (b) after we have effected two demand registrations; or (c) if the initiating holders propose to dispose of shares of registrable securities that may be immediately registered on Form F-3.

Form F-3 Registration Rights

If at any time when we are eligible to use a Form F-3 registration statement, we receive a request from holders of the registrable securities then outstanding that we file a Form F-3 registration statement with respect to outstanding registrable securities of such holders having an anticipated aggregate offering price of at least $3.0 million, then we shall (a) within 10 days after the date such request is given, give a demand notice to all holders other than the initiating holders; and (b) as soon as practicable, and in any event within 45 days after the date such request is given by the initiating holders, file a Form F-3 registration statement under the Securities Act covering all registrable securities requested to be included in such registration by any other holders, as specified by notice given by each such holder to us within 20 days of the date the demand notice is given.

We shall not be obligated to effect, or to take any action to effect, any Form F-3 registration (a) during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, our initiated registration, provided that we are actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (b) if we have effected two Form F-3 demand registrations within the 12-month period immediately preceding the date of such request. A Form F-3 registration shall not be counted as “effected” until such time as the applicable registration statement has been declared effective by the SEC, unless the initiating holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement, in which case such withdrawn registration statement shall be counted as “effected.”

Piggyback Registration Rights

In addition, if we propose to register (including, for this purpose, a registration effected by us for shareholders other than the holders) any of our securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), we shall, at such time, promptly give each holder notice of such registration. Upon the request of each holder given within 20 days after such notice is given by us, we shall, subject to underwriter requirements, cause to be registered all of the registrable securities that each such holder has requested to be included in such registration. We shall have the right to terminate or withdraw any registration initiated by us before the effectiveness of such registration, whether or not any holder has elected to include registrable securities in such registration. The expenses of such withdrawn registration shall be borne by us.

Other Provisions

We will pay all registration expenses (other than underwriting discounts and selling commissions) and the reasonable fees and expenses of a single counsel for the selling shareholders, related to any demand or piggyback registration. The demand, Form F-3 and piggyback registration rights described above will expire with respect to each holder of registrable securities upon such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration.

Termination of Registration Rights

No holder shall be entitled to exercise any registration rights after, and all such rights shall terminate upon the earlier to occur of (a) (i) any dissolution or liquidation of us; (ii) the proper commencement, by or against us, of any bankruptcy or insolvency proceeding under any bankruptcy or insolvency or similar law, whether voluntary or involuntary and (iii) the appointment of a receiver or liquidator to all or substantially all of our assets, and (b) the fifth anniversary of the completion of our initial public offering.

In addition, the registration rights shall terminate as to any shares of registrable securities when such shares have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (ii) publicly sold pursuant to Rule 144.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond to or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class.

Special Tender Offer

The Israeli Companies Law provides that, subject to certain exceptions, an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any of their relatives or any entity controlled by them). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the tender offer rules under the Israeli Companies Law, will have no rights and will become dormant shares.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Management—Approval of Related Party Transactions under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions”).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, no preferred shares will be authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares and voting at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “—Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021. Its telephone number is +1 (201) 680-4503.

Listing

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “URGN.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number of securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

•	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer rights, see “Where You Can Find More Information.”

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the price, if any, for the subscription rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agreement if we offer rights, see “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, rights, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•

the terms of the units and of the ordinary shares, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable units agreement if we offer units, see “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, some of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Hamburger Evron & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Urogen Pharma, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offerings. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•

the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee	$30,300
FINRA filing fee	$38,000
Transfer agent’s fees	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*

Total	*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered by this prospectus and certain other matters of Israeli law will be passed upon for us by Hamburger Evron & Co., Tel Aviv, Israel. As of the date of this prospectus, Hamburger Evron & Co. beneficially owns an aggregate of 39,011 of our ordinary shares. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement that we filed.

As of the date of this prospectus, we are subject to the informational requirements of the Exchange Act of 1934, applicable to foreign private issuers. So long as we are a foreign private issuer, we anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018;

•

Our Reports on Form 6-K filed with the SEC on January 11, 2018, February 14, 2018, February 20, 2018, March 16, 2018, April 4, 2018, April 25, 2018, May 15, 2018, June 6, 2018, July 13, 2018, August 8, 2018, August 14, 2018, August 30, 2018, September 18, 2018, September 21, 2018 and October 1, 2018 (in each except those portions that shall not be incorporated by reference in our filings under the Securities Act as specified in such reports); and

•

The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2017, including any amendments or reports filed for the purposes of updating this description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC, and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act prior to the termination of the offerings of securities under this prospectus, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we file with the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to UroGen Pharma Ltd., Attn: Stephen Mullennix, 499 Park Avenue, New York, NY 10014 or by telephone at (646) 768-9780.

You also may access these filings on our website at www.urogen.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

UroGen Pharma Ltd.

Ordinary Shares

Warrants

Rights

Units

PROSPECTUS

                , 2018

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 12, 2018

PROSPECTUS

$100,000,000

Ordinary Shares

We have entered into an Open Market Sales AgreementSM, or the sales agreement, with Jefferies LLC, or Jefferies, dated October 12, 2018, relating to our ordinary shares offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell ordinary shares having an aggregate offering price of up to $100.0 million from time to time through Jefferies, acting as our agent.

Sales of our ordinary shares, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of the ordinary shares sold under the sales agreement. See “Plan of Distribution” beginning on page 13 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of our ordinary shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

As of the date of this prospectus, we are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “URGN.” On October 10, 2018, the closing price of our ordinary shares as reported by the Nasdaq Global Market was $43.06 per ordinary share.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is                 , 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus relates only to an offering of up to $100.0 million of shares of our ordinary shares through Jefferies. These sales, if any, will be made pursuant to the terms of the Open Market Sales AgreementSM, or the sales agreement, entered into between us and Jefferies LLC, or Jefferies, on October 12, 2018, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Before you invest, you should carefully read this prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”. These documents contain information you should consider when making your investment decision.

We provide information to you about offerings of securities under this prospectus in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding an offering of up to $100.0 million of shares of our ordinary shares through Jefferies; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Jefferies has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this prospectus and the offering of our ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus outside the U.S. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018, and in our Report on Form 6-K filed with the SEC on August 14, 2018, which are incorporated by reference into this prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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General information about us can be found on our website at www.urogen.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus and should not be considered part of this or any other report filed with the SEC.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information referred to under the heading “Risk Factors” in this prospectus on page 4 and in the documents incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, the terms “UroGen,” “the Company,” “we,” “us” and “our” in this prospectus refer to UroGen Pharma Ltd. and our wholly owned subsidiary, Urogen Pharma, Inc.

The Company

We are a clinical stage biopharmaceutical company focused on developing novel therapies designed to change the standard of care for urological pathologies. We have an innovative and broad pipeline of product candidates that we believe can overcome the deficiencies of current treatment options for a variety of urological conditions with a focus on uro-oncology. Our lead product candidates, UGN-101 and UGN-102, are proprietary formulations of the chemotherapy drug Mitomycin C, or MMC, a generic drug, which is currently used off-label for urothelial cancer treatment only in a water-based formulation as an adjuvant, or supplemental post-surgery, therapy. We are developing our product candidates as chemoablation agents, which means they are designed to remove tumors by non-surgical means, to treat several forms of non-muscle invasive urothelial cancer, including low-grade upper tract urothelial carcinoma, or UTUC, and low-grade bladder cancer. We believe that UGN-101 and UGN-102, which are both local drug therapies, have the potential to significantly improve patients’ quality of life by replacing costly, sub-optimal and burdensome tumor resection and kidney removal surgeries as the first-line standard of care. UGN-101 and UGN-102 may also reduce the need for bladder and upper urinary tract surgeries, including removal of the upper urinary tract, which are major surgical procedures typically performed when local endoscopic tumor resection fails to control the disease progression. Additionally, we believe that our product candidates, which are based on novel formulations of previously approved drugs, may qualify for streamlined regulatory pathways to market approval.

Corporate Information

We were incorporated under the laws of the State of Israel in April 2004 under the name TheraCoat Ltd. In September 2015, we changed our name to UroGen Pharma Ltd. Our principal executive offices are located at 9 Ha’Ta’asiya Street, Ra’anana 4365007, Israel, and our telephone number is +972 (9) 770-7601. Our website address is http://www.urogen.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Urogen Pharma, Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2015 and is qualified to do business in New York and California.

Our ordinary shares have been listed on the Nasdaq Global Market under the symbol “URGN” since May 4, 2017.

Emerging Growth Company Status

As of the date of this prospectus, we qualify as an “emerging growth company,” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we qualify as an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that do not qualify as emerging growth companies, including, without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations relating to executive compensation and exemptions from the requirements of holding advisory “say-on-pay,” “say-when-on-pay” and “golden parachute” executive compensation votes.

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Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion (subject to adjustment for inflation) or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or January 1, 2022;

•	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and

•

the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, and (2) been public for at least 12 months).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our shareholders may be different than the information you receive from other public reporting companies.

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The Offering

Ordinary shares offered by us	Our ordinary shares having an aggregate offering price of up to $100.0 million.

Manner of offering	“At the market offering” that may be made from time to time on the Nasdaq Global Market or other existing trading market for our ordinary shares through our agent, Jefferies LLC. See “Plan of Distribution” on page 13.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. See “Use of Proceeds” on page 10.

Risk Factors	Investing in our ordinary shares involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 6 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Nasdaq Global Market Listing	Our ordinary shares are listed on the Nasdaq Global Market under the symbol “URGN.”

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to purchase our ordinary shares, you should carefully consider the risk factors incorporated by reference from Part I, Item 3.D. of our most recent Annual Report on Form 20-F and the other information contained in this prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our ordinary shares to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock, as further described in the section of this prospectus entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our shareholders.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 2,322,340 ordinary shares are sold during the term of the sales agreement with Jefferies at a price of $43.06 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on October 10, 2018, for aggregate gross proceeds of approximately $100.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $31.50 per share, representing the difference between the assumed offering price per share and our as adjusted net tangible book value per share as of June 30, 2018 after giving effect to this offering. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares we will issue under the sales agreement with Jefferies, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with Jefferies and compliance with applicable law, we have the discretion to deliver placement notices to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set with Jefferies.

6

Future equity offerings could result in future dilution and could cause the price of our ordinary shares to decline.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into our ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. Sales of a substantial number of our ordinary shares in the public market or the perception that these sales might occur could depress the market price of our ordinary shares, could make it more difficult for you to sell your ordinary shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ordinary shares.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on share appreciation for any return on your investment.

We do not anticipate paying cash dividends on our ordinary shares in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our ordinary shares. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus and the information incorporated by reference in this prospectus including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

the timing and conduct of our clinical trials of UGN-101, UGN-102 and our other product candidates, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of UGN-101, UGN-102 and our other product candidates;

•	our plans regarding utilization of regulatory pathways that would allow for accelerated marketing approval in the United States;

•	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;

•	our ongoing and planned discovery and development of product candidates;

•	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;

•	our ability to obtain and maintain adequate intellectual property rights and adequately protect and enforce such rights;

•

our ability to maintain our collaboration with Allergan Pharmaceuticals International Limited, or Allergan, a wholly owned subsidiary of Allergan plc, enter into and successfully complete other collaborations, licensing arrangements or in-license or acquire rights to other products, product candidates or technologies;

•	our plans to develop and commercialize our product candidates;

•	our estimates regarding the market opportunity for our product candidates;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

8

•

our planned level of capital expenditures and our belief that our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements for at least the next 12 months;

•	the impact of our research and development expenses as we continue developing product candidates;

•	our expectations regarding the maintenance of our foreign private issuer status;

•	our anticipated use of proceeds from this offering; and

•	the impact of government laws and regulations.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the information incorporated by reference in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the information incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus and the information incorporated by reference in this prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus and the information incorporated by reference in this prospectus is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We may issue and sell our ordinary shares having aggregate sales proceeds of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2018 on an:

•	actual basis; and

•

as adjusted basis to give effect to the sale of 2,322,340 ordinary shares in this offering at the assumed offering price of $43.06 per ordinary share, which was the last reported sale price of our ordinary shares on the NASDAQ Global Market on October 10, 2018, for aggregated gross proceeds of $100.0 million, after deducting the commissions and estimated offering expenses payable by us.

The as adjusted data included in the table below is also unaudited. You should read this information together with our condensed consolidated interim financial statements incorporated by reference in this prospectus and the information set forth under the headings “Selected Financial Data,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	AS OF JUNE 30, 2018
	ACTUAL	AS ADJUSTED
	(unaudited)
	(in thousands)
Shareholders’ equity
Ordinary shares, NIS 0.01 par value: 100,000,000 shares authorized June 30, 2018 actual and as adjusted; 15,853,286 issued and outstanding at June 30, 2018, actual; 18,175,626 shares issued and outstanding, as adjusted	43	45
Additional paid-in capital	192,129	288,671
Accumulated deficit	(78,622)	(78,622)

Total shareholders’ equity	113,550	210,094

Total capitalization	$113,550	$210,094

The above discussion and table are based on 15,853,286 ordinary shares issued and outstanding as of June 30, 2018 and exclude the following:

•	2,662,061 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of $22.38 per share as of June 30, 2018;

•	265,795 ordinary shares reserved for issuance upon the vesting of outstanding restricted share units as of June 30, 2018;

•	278,400 ordinary shares reserved for issuance upon the achievement of certain milestones under the Vesimune asset purchase agreement with Telormedix SA as of June 30, 2018; and

•	90,556 ordinary shares reserved for issuance under our 2017 Equity Incentive Plan as of June 30, 2018, which reserve was increased by 1,900,000 ordinary shares after June 30, 2018.

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DILUTION

If you purchase our ordinary shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our ordinary shares after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of our ordinary shares issued and outstanding as of June 30, 2018.

Our net tangible book value at June 30, 2018 was $113.6 million, or $7.16 per share. After giving effect to the sale of our ordinary shares during the term of the sales agreement with Jefferies in the aggregate amount of $100.0 million at an assumed offering price of $43.06 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on October 10, 2018, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $210.1 million, or $11.56 per ordinary share. This represents an immediate increase in the net tangible book value of $4.40 per share to our existing shareholders and an immediate dilution in net tangible book value of $31.50 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$43.06
Net tangible book value per share as of June 30, 2018	$7.16
Increase in net tangible book value per share attributable to this offering	$4.40
As adjusted net tangible book value per share as of June 30, 2018, after giving effect to this offering		$11.56
Dilution per share to new investors purchasing shares in this offering		$31.50

The table above assumes for illustrative purposes that an aggregate of 2,322,340 of our ordinary shares are sold during the term of the sales agreement with Jefferies at a price of $43.06 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on October 10, 2018, for aggregate net proceeds of approximately $96.5 million, after deducting commissions and estimated aggregate offering expenses payable by us. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus. The shares pursuant to the sales agreement with Jefferies are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $43.06 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $100.0 million during the term of the sales agreement with Jefferies are sold at that price, would increase our as adjusted net tangible book value per share after the offering to $11.59 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $32.47 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $43.06 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $100.0 million during the term of the sales agreement with Jefferies are sold at that price, would result in our as adjusted net tangible book value per share after the offering being $11.52 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $30.54 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 15,853,286 ordinary shares issued and outstanding as of June 30, 2018 and exclude the following:

◾	2,662,061 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of $22.38 per share as of June 30, 2018;

◾	265,795 ordinary shares reserved for issuance upon the vesting of outstanding restricted share units as of June 30, 2018;

◾	278,400 ordinary shares reserved for issuance upon the achievement of certain milestones under the Vesimune asset purchase agreement with Telormedix SA as of June 30, 2018; and

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◾	90,556 ordinary shares reserved for issuance under our 2017 Equity Incentive Plan as of June 30, 2018, which reserve was increased by 1,900,000 ordinary shares after June 30, 2018.

To the extent that options outstanding as of June 30, 2018 have been or are exercised, outstanding restricted share units vest or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

SUPPLEMENTAL TAX DISCLOSURE

Before deciding whether to purchase our securities, you should carefully consider the tax consequences arising from the acquisition, ownership and disposition of our securities, which are outlined in and incorporated by reference from Part I, Item 10.D. of our most recent Annual Report on Form 20-F under the heading – “Material U.S. Federal Income Tax Consequences to U.S. Holders”. Please refer to our Form 20-F for additional detail and, in addition, the following discussion supplements our tax disclosure under the heading – “Material U.S Federal Income Tax Consequences to U.S. Holders” in Part I, Item 10.D. of our most recent Annual Report on Form 20-F.

U.S. Holders should consult with their tax advisors regarding the availability and consequences of any PFIC elections.

If we are a passive foreign investment company, or PFIC, we expect to provide investors, by annually posting a “PFIC Annual Information Statement” on our website, with the information required to allow investors to make a qualified electing fund election, a “QEF Election”, for United States federal income tax purposes.

A U.S. Holder can make a QEF Election, if we provide the necessary information, to treat us and each lower-tier PFIC as a qualified electing fund in the first taxable year we (and our relevant subsidiaries) are treated as a PFIC with respect to the U.S. Holder. If such election is made or remains in place while we and any lower-tier PFIC subsidiaries are PFICs, we and our subsidiaries will not be treated as PFICs with respect to such U.S. Holder. In order to make a QEF Election for us and for each of our subsidiaries that is a PFIC, a U.S. Holder must attach a separate properly completed IRS Form 8621 for each such PFIC to the U.S. Holder’s timely filed U.S. federal income tax return.

If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be subject to current taxation on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election would not be taxable to the holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in the ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions (which are expected to be zero) received on the ordinary shares for such taxable year. U.S. Holders should consult their tax advisors regarding making QEF Elections in their particular circumstances.

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PLAN OF DISTRIBUTION

We have entered into an Open Market Sales AgreementSM, or sales agreement, with Jefferies under which we may issue and sell our ordinary shares from time to time up to an aggregate sales price of $100.0 million through Jefferies, 520 Madison Avenue, New York, New York 10022. The sales agreement is being filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Sales of our ordinary shares, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Global Market or any other existing trading market for our ordinary shares.

When requested by us, Jefferies will offer the ordinary shares subject to the terms and conditions of the sales agreement, which may be on a daily basis for periods of time, or as we may otherwise agree with Jefferies. We may designate the maximum amount of ordinary shares to be sold through Jefferies when we request Jefferies to do so. Jefferies has agreed, subject to the terms and conditions of the sales agreement, to use its commercially reasonable efforts to execute our orders to sell, as our sales agent and on our behalf, of our ordinary shares submitted to Jefferies from time to time by us, consistent with its normal sales and trading practices. We may instruct Jefferies not to place ordinary shares at or below a price designated by us. We or Jefferies may suspend the offering of ordinary shares under the sales agreement upon proper notice to the other party.

If we and Jefferies so agree, Jefferies may act as principal in connection with the placement of the ordinary shares offered hereby.

We will pay Jefferies a commission of 3.0% of the gross proceeds of any shares sold through it pursuant to this prospectus, and reimburse Jefferies for up to $65,000 of the fees and disbursements to its legal counsel. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Jefferies in connection with this offering. The estimated offering expenses payable by us, in addition to such commission and reimbursed expenses, are approximately $350,000 which includes legal, accounting and printing costs and various other fees associated with registering the ordinary shares. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq Global Market on the trading day following each day on which ordinary shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to the Company. Settlement for sales of ordinary shares will occur, unless otherwise agreed, on the second business day following the date on which such sales were made.

In connection with the sale of our ordinary shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act and the Exchange Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of ordinary shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the sales agreement and (ii) the termination of the sales agreement according to its terms by either Jefferies or us.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

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This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities offered hereby is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the ordinary shares offered by this prospectus and certain other matters of Israeli law will be passed upon for us by Hamburger Evron & Co., Tel Aviv, Israel. As of the date of this prospectus, Hamburger Evron & Co. beneficially owns an aggregate of 39,011 of our ordinary shares. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York. Covington & Burling LLP, New York, New York, is acting as counsel for Jefferies in connection with this offering with respect to U.S. law and Gornitzky & Co., Tel Aviv, Israel, is acting as counsel for Jefferies in connection with this offering with respect to Israeli law.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement that we filed.

As of the date of this prospectus, we are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. So long as we are a foreign private issuer, we anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

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We incorporate by reference into this prospectus the following documents that we have filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018;

•

Our Reports on Form 6-K filed with the SEC on January 11, 2018, February 14, 2018, February 20, 2018, March 16, 2018, April 4, 2018, April 25, 2018, May 15, 2018, June 6, 2018, July 13, 2018, August 8, 2018, August 14, 2018, August 30, 2018, September 18, 2018, September 21, 2018 and October 1, 2018 (in each except those portions that shall not be incorporated by reference in our filings under the Securities Act as specified in such reports); and

•

The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2017, including any amendments or reports filed for the purposes of updating this description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC, and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act prior to the termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we file with the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to UroGen Pharma Ltd., Attn: Peter Pfreundschuh, 499 Park Avenue, New York, NY 10014 or by telephone at (646) 768-9780.

You also may access these filings on our website at www.urogen.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, some of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Hamburger Evron & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Urogen Pharma, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

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•

the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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$100,000,000

Ordinary Shares

PROSPECTUS

Jefferies

                , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. A company may not exculpate in advance a director from liability arising out of a breach of the duty of care with respect to a distribution.

Under the Israeli Companies Law, a company may indemnify an office holder with respect to the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•

financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•

reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

•

reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder, if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

•	a financial liability imposed on the office holder in favor of a third party.

Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•

a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, civil fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders. See our Annual Report on Form 20-F for the year ended December 31, 2017 under the caption “Item 6. Directors, Senior Management and Employees—C. Board Practices—Approval of Related Party Transactions under Israeli Law—Fiduciary Duties of Directors and Executive Officers.”

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Israeli Companies Law.

We maintain directors and officers liability insurance for the benefit of our office holders to the fullest extent permitted by the Israeli Companies Law. In addition, we have entered into agreements with each of our directors and executive officers exculpating them from liability to us for damages caused to us as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by our amended and restated articles of association and Israeli law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.

Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the registrant, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2	Open Market Sales AgreementSM, dated October 12, 2018, by and between UroGen Pharma Ltd. and Jefferies LLC

4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 6-K filed on May 18, 2017)

4.2*	Form of Warrant Agreement

4.3*	Form of Unit Agreement

5.1	Opinion of Hamburger Evron & Co.

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm

23.2	Consent of Hamburger Evron & Co. (included in Exhibit 5.1)

24.1	Power of Attorney of certain directors and officers of the registrant (included on signature page of this registration statement)

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 10.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

(A)

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C)

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ra’anana, Israel, on this 12th day of October, 2018.

UROGEN PHARMA LTD.

By:	/s/ Ron Bentsur
Ron Bentsur
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of UroGen Pharma Ltd., hereby severally constitute and appoint Ron Bentsur and Stephen Mullennix, each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of UroGen Pharma Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Bentsur Ron Bentsur	Chief Executive Officer and Director (Principal Executive Officer)	October 12, 2018

/s/ Peter Pfreundschuh Peter Pfreundschuh	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 12, 2018

/s/ Arie Belldegrun Arie Belldegrun	Chairman of the Board of Directors	October 12, 2018

/s/ Kathryn Falberg Kathryn Falberg	Director	October 12, 2018

/s/ Cynthia Butitta Cynthia Butitta	Director	October 12, 2018

/s/ Fred E. Cohen Fred E. Cohen	Director	October 12, 2018

/s/ Stuart Holden Stuart Holden	Director	October 12, 2018

/s/ Ran Nussbaum Ran Nussbaum	Director	October 12, 2018

/s/ Shawn Tomasello Shawn Tomasello	Director	October 12, 2018